Exhibit 10.1

AMENDMENT NO. 3 TO THE
RARE HOSPITALITY INTERNATIONAL, INC.
1997 LONG-TERM INCENTIVE PLAN

THIS AMENDMENT NO. 3 (this "Amendment") to the RARE Hospitality International, Inc. 1997 Long-term Incentive Plan, as previously amended (the "Plan") is made this 10th day of February 2000.

The Board of Directors of RARE Hospitality International, Inc. (the “Corporation”) has determined that it is in the best interests of the Corporation and its shareholders to increase the number of shares of the Corporation’s common stock subject to the Plan to a total of 1,325,000, to grant the Committee administering the Plan the authority to delegate to one or more directors who are also officers of the Corporation to grant certain options under the Plan, to provide certain limitations on the exercise price and term of options granted under the Plan and to prohibit the extension of the original term or reduction of the exercise price of options granted under the Plan, and other amendments as provided herein.

The Board of Directors intends that the amendments to the Plan provided in this Amendment No. 3 shall be submitted to the shareholders of the Corporation for approval within one year of the date of adoption of this Amendment by the Board of Directors.

Section 2.1 of the Plan is hereby amended by deleting such section in its entirety and by substituting in lieu thereof a new Section 2.1 to read as follows:

“2.1 Effective Date. The Plan was approved by the Board on October 13, 1997 (the “Effective Date”) and by the shareholders of the Corporation on May 20,1998. Amendments to the Plan were approved by the Board on February 10, 2000 (the “2000 Amendments”) and became effective as of such date. However, the 2000 Amendments and Plan, as so amended and restated, shall be submitted to the shareholders of the Corporation for approval within 12 months of the Board’s approval thereof. No Incentive Stock Options covering shares in excess of 750,000 granted under the Plan may be exercised prior to approval of the 2000 Amendments by the shareholders and if the shareholders fail to approve the 2000 Amendments within 12 months of the Board’s approval thereof, any Incentive Stock Options covering shares in excess of 750,000 shares and previously granted hereunder shall be automatically converted to Non-Qualified Stock Options without any further act. In the discretion of the Committee, Awards may be made to Covered Employees which are intended to constitute qualified performance-based compensation under Code Section 162(m). Any such Awards shall be contingent upon the shareholders having approved the 2000 Amendments.”

Section 4.3 of the Plan is hereby amended by deleting such section in its entirety and by substituting in lieu thereof a new Section 4.3 to read as follows:

"4.3 Authority of Committee. Except as provided below, the Committee has the exclusive power, authority and discretion to:

  Designate Participants;
  Determine the type or types of Awards to be granted to each Participant;
  Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;
  Determine the terms and conditions of any Award granted under the Plan, including but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;
  Accelerate the vesting or lapse of restrictions of any outstanding Award, based in each case on such considerations as the Committee in its sole discretion determines;
  Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;
  Prescribe the form of each Award Agreement, which need not be identical for each Participant; (h) Decide all other matters that must be determined in connection with an Award;
  Establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;
  Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan; and
  Amend the Plan or any Award Agreement as provided herein.

Not withstanding the above, the Board or the Committee may expressly delegate to a special committee consisting of one or more directors who are also officers of the Corporation some or all of the Committee’s authority under subsections (a) through (g) above with respect to those eligible Participants who, at the time of grant are not, and are not anticipated to be become, either (i) Covered Employees or (ii) persons subject to the insider trading restrictions of Section 16 of the 1934 Act.”

Section 5.1 of the Plan is hereby amended by deleting such section in its entirety and by substituting in lieu thereof a new Section 5.1 to read as follows:

“5.1. Number of Shares. Subject to adjustment as provided in Section 14.1, the aggregate number of shares of Stock reserved and available for Awards or which may be used to provide a basis of measurement for or to determine the value of an Award (such as with a Stock Appreciation Right or Performance Share Award) shall be 1,325,000, no more than 20% of which shall be Restricted Stock or unrestricted Stock Awards.” Section 7.1(a) of the Plan is hereby amended by deleting such section in its entirety and by substituting in lieu thereof a new Section 7.1(a) to read as follows:

“(a) Exercise Price. The exercise price per share of Stock under an Option shall be determined by the Committee, provided that the exercise price for any Option shall not be less than the Fair Market Value as of the date of the grant.”

Section 7.1(c) of the Plan is hereby amended by deleting such section in its entirety and by substituting in lieu thereof a new Section 7.1(c) to read as follows:

“(c) Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, shares of Stock, or other property (including “cashless exercise” arrangements), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants; provided, however, that if shares of Stock are used to pay the exercise price of an Option, such shares must have been held by the Participant for at least six months.”

Section 7.1(e) of the Plan is hereby amended by deleting such section in its entirety and by substituting in lieu thereof a new Section 7.1(e) to read as follows:

"(e) Exercise Term. In no event may any Option be exercisable for more than ten years from the date of its grant."

Section 15.2 of the Plan is hereby amended by deleting such section in its entirety and by substituting in lieu thereof a new Section 15.2 to read as follows:

“15.2 Awards Previously Granted. At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however, that, subject to the terms of the applicable Award Agreement, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination; and provided further that the original term of any Option may not be extended and, except as otherwise provided in the anti-dilution provision of the Plan, the exercise price of any Option may not be reduced. No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant.”

Except as expressly amended hereby, the terms of the Plan shall be and remain unamended and the Plan as amended shall remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Amendment to be executed by its duly authorized representative on the day and year first above written.

RARE HOSPITALITY INTERNATIONAL, INC.

By:   /s/ PHILIP J. HICKEY, JR.
  ------------------------------------
         Philip J. Hickey, Jr.
  Its: President and Chief Executive
               Officer